                                                                   Exhibit 10.31

DATED    23rd June                                                     1993
--------------------------------------------------------------------------------
(1)               CLARK & TILLEY LIMITED

(2)               MICHAEL WINN
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                          DIRECTOR'S SERVICE AGREEMENT
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                              CAMERON MARKBY HEWITT
                                  Sceptre Court
                                  40 Tower Hill
                                 London EC3N 4BB

                                Tel: 071-702-2345
                                Fax: 071-702-2303
                                  Telex: 925779

                                   (NM/55800)

                                      INDEX


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
CLAUSE                                   HEADING                                                             PAGE NO.

---------------------------------------- --------------------------------------------------------------- -------------
 1.                                      Definitions                                                                1

---------------------------------------- --------------------------------------------------------------- -------------
 2.                                      Employment                                                                 2

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 3.                                      Duties of Directors                                                        3

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 4.                                      Remuneration                                                               5

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 5.                                      Pension P.H.I and Medical Insurance                                        5

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 6.                                      Expenses                                                                   6

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 7.                                      Motor Car                                                                  6

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 8.                                      Illness                                                                    7

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 9.                                      Holidays                                                                   8

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10.                                      Inventions                                                                 8

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11.                                      Confidentiality                                                            9

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12.                                      Location                                                                   9

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13.                                      Summary Termination                                                        9

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14.                                      Resignation from Directorships                                            11

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15.                                      Reconstruction or Amalgamation                                            11

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16.                                      Non-Solicitation - Company Clients                                        11

---------------------------------------- --------------------------------------------------------------- -------------
17.                                      Non-Solicitation - Group Clients                                          12

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18.                                      Non-Competition                                                           12

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19.                                      Ambit of Restrictions                                                     12

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20.                                      Notices                                                                   13

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21.                                      Prior Agreements                                                          13

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22.                                      Particulars of Employment                                                 13

---------------------------------------- --------------------------------------------------------------- -------------
23.                                      Miscellaneous                                                             13
---------------------------------------- --------------------------------------------------------------- -------------

THIS AGREEMENT is made as of the 23rd day of June 1993 BETWEEN:

(1) CLARKE & TILLEY LIMITED whose registered office is situate at Hanover House Station Approach Cheam Surrey SM2 7AU (hereinafter called the "Company") and

(2) MICHAEL WINN of Rosemary Cottage Northchurch Berkhamsted Hertfordshire HP4 3QS (hereinafter called the "Director")

WHEREBY IT IS AGREED as follows:

1.       DEFINITIONS

         IN this Agreement

1.1 Unless the context otherwise requires the following expressions shall have the meanings following:

         the "Act"               means the Employment Protection (Consolidation)
                                 Act of 1978 (as amended)

         the "Appointment"       means the employment of the Director by the
                                 Company on the terms and conditions set out herein

         the "Board"             means the Board of Directors for the time being
                                 of the Company

         the "Effective Date"    means 23rd June 1993

         the "Group"             means

                                 (i)      a company having an ordinary share
                                          capital (as defined in S.832
                                          of the Income and Corporation Taxes
                                          Act 1988) of which not less than 25%
                                          is owned directly or indirectly by
                                          the Company or its holding company
                                          applying the provisions of
                                          S.838 of the Income and Corporation
                                          Taxes Act 1988 in the determination of
                                          ownership;

                                 (ii)     a holding company (as defined in
                                          S.736 of the Companies Act 1985) of
                                          the Company; or

                                 (iii)    a Subsidiary (as defined in S.736
                                          of the Companies Act 1985) of any
                                          such holding company

         "Incapacity"                     means illness of the Director or
                                          other cause incapacitating him from
                                          attending fully to his duties under
                                          the Appointment

         "Intellectual                    includes letters patent trade marks
         Property                         whether registered or unregistered
                                          registered or unregistered designs
                                          utility models copyrights including
                                          design copyrights applications for any
                                          of the foregoing and the right to
                                          apply for them in any part of the
                                          world discoveries creations inventions
                                          or improvements upon or additions to
                                          an invention confidential information
                                          know-how and any research effort
                                          relating to any of the above mentioned
                                          business names whether registrable or
                                          not moral rights and any similar
                                          rights in any country

         "Member of the Group"            means any such company as is included
                                          in the definition of "Group"

1.2 Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of the same and in particular (but without limiting the generality of the foregoing) references to the Companies Act 1985 are to such act as amended by the Companies Act 1989

1.3 References to any statute include reference to any regulations or other subordinate legislation made thereunder

1.4 The index and clause headings are included for guidance only and do not affect the interpretation of this Agreement

1.5 Any reference to the Director shall if appropriate include his personal representatives

1.6 References to a person being "connected with" the Director shall be construed in accordance with the provisions of section 346 of the Companies Act 1985

1.7 Reference to Schedules herein are references to the Schedules to this Agreement

2.       EMPLOYMENT

2.1 THE Appointment shall (unless terminated in accordance with the provisions of clauses 8 or 13) continued from the Effective Date for an initial period of three years and thereafter until terminated by either party given to the other notice of termination in accordance with the provisions of sub-clause 2.2

2.2 The Appointment may be terminated at the end of the initial three year term or thereafter by either party giving to the other a period of notice being not less than twelve months

3.       DUTIES OF DIRECTOR

3.1 DURING the continuation of the Appointment the Director shall unless prevented by ill health devote his whole time and attention during normal working hours (or such greater amount of time and attention to the businesses of the Company or the Group as is necessary for the proper and diligent performance of the Director's duties hereunder) to the businesses of the Company and the Group and shall do all in his power to promote develop and extend the businesses of the Company and the Group and shall undertake such duties and exercise such powers in relation to the businesses of the Company and the Group as the Board shall from time to time assign to or vest in him

3.2 The Director shall in the discharge of such duties and in the exercise of such powers give at all times the full benefit of his knowledge, expertise, technical skill and ingenuity and shall perform such duties and exercise such powers (being consistent with the appointment hereunder) in relation to the conduct and management of the affairs of the Company and the Group as may from time to time reasonably be assigned or communicated to or vested in him by the Board and shall use his best endeavours to give to the Board such information regarding the affairs of the Company and the Group as it shall reasonably require and at all times shall observe and comply with all reasonable resolutions regulations and directions from time to time made or given to him by the Board

3.3 During the continuation of the Appointment the Director shall not without the previous consent in writing of the Board (evidenced by a Board Resolution in writing)

3.3.1 do or refrain from doing any act whereby his office as a director of the Company is or becomes liable to be vacated

3.3.2 do anything that would cause him to be disqualified from continuing to act as a Director of the Company

3.3.3 engage or be interested directly or indirectly in any trade business or occupation whatsoever other than the businesses of the Company or the Group; or

3.3.4 be concerned or interested directly or indirectly in any other business of a similar nature to or competitive with that carried on by the Company or by any Member of the Group

         Provided always that nothing contained in this sub-clause shall prevent the Director or any person connected with him from holding (whether directly or through nominees) or being otherwise interested as an investor in any shares or other securities of any company which are for the time being quoted on any recognised Stock Exchange so long as not more than five per cent (5%) of the shares or stock of any class of any one company shall be so held or beneficially owned by the Director together with all persons connected with him. In this Clause the expression "occupation" shall include any public or private work which in the reasonable opinion of the Company may hinder or otherwise interfere with the performance by the Director of his duties under this Agreement

3.4 Subject to and in accordance with the provisions of this Agreement the Director shall serve the Company in the capacity of Managing Director or in such other executive capacity (of equal or greater status with the position of Managing Director) as the Board shall from time to time request the Director to fulfil

3.5 The Company shall be at liberty from time to time to appoint any other person or persons to act jointly with the Director in the capacity of Managing Director or in such other executive capacity and to assign to him or them duties and responsibilities identical to or similar with those placed upon the Director hereunder or to require the Director to cease to perform or exercise the said or any executive duties or powers

3.6      The Director shall:

3.6.1 at all times promote the interests and welfare and maintain the goodwill of the Company and (if and to the extent the Board has required the Director to render services to any other Member of the Group) those of such other company;

3.6.2 faithfully and diligently perform such duties and exercise such powers as may from time to time be assigned to or vested in him and in the performance thereof have particular regard to any specific directions or requirements of the Board from time to time in respect of the Director's responsibilities the initial statement thereof being as annexed hereto;

3.6.3 perform services for such Member of the Group wheresoever situate as the Board may require without further fees or remuneration; and

3.6.4 accept appointment as a director of any Member of the Group as the Board may require in connection with the Appointment and also a director of any other company as the Company may reasonably require and shall resign without claim for compensation from office as a director of any Member of the Group or any such other company at any time on request by the Company which resignation shall not affect the continuation in any way of this Agreement

4.       REMUNERATION

4.1 SUBJECT as hereinafter provided the Company shall pay to the Director during the continuance of his employment hereunder at a salary at the rate of L100,000 per annum (or such higher rate as may from time to time be agreed between the parties or determined upon and notified to the Director by the Company and so that reference in this Agreement to the basic salary shall refer to the salary at the level at which the same is payable following any increase or increases). In the event of any increase of salary being so agreed or notified such increase shall thereafter have effect as if it were specifically provided for as a term of this Agreement. No additional payment shall be made to the Director in respect of director's fees of the Company or any other Member of the Group, or in respect of any services provided by him to such other company. The said salary shall be payable by equal monthly instalments (and proportionately for any lesser period each monthly instalment being deemed to accrue rateably from day to day) in arrears on the last day of each month.

4.2 The salary referred to in sub-clause 4.1 of this Clause shall be reviewed (such review not leading to any decrease) not less frequently than once in every year of this Agreement, having regard to all relevant circumstances. The amount of any increase made in the light of such review shall be determined by the Board in its absolute discretion.

4.3 In addition to the salary payable to the Director there shall be paid to the Director in respect of each financial year of the Company during the continuance of his employment commencing with the financial year ending 31st December 1992:

4.3.1 a commission which shall accrue be calculated and be paid in accordance with the provisions set out in the First Schedule hereto [SEE NOTE AT BEGINNING OF THE FIRST SCHEDULE]; and

4.3.2 a bonus at the rate of L12,500 per annum (and pro rata in respect of any lesser period) which shall be paid by monthly intervals in arrears [SEE NOTE AT BEGINNING OF THE FIRST SCHEDULE].

4.4 As additional consideration to the Director for the services to be performed hereunder during the initial term, the Company shall pay to the Director within ten days of the execution of this Agreement, a payment of L540,000.

5.       PENSION PHI AND MEDICAL INSURANCE

5.1 THE Director shall during his employment under this Agreement become a member of the Clarke & Tilley Limited Pension Scheme (the "Scheme" which includes any scheme set up in place of it) and the Company will promptly pay contributions due under the Scheme in accordance with sub-clause 5.2 hereof.

5.2 The Company shall contribute to the Company's money purchase pension scheme an amount equal to the lower of 20% of the Director's basic salary (as referred to in sub-clause 4.1) and such lesser amount as would not cause the Inland Revenue limits as to the benefits which may be available to the Director under the Scheme to be exceeded.

5.3 Subject in each case to the Director being acceptable (following medical inspections from time to time if required) for coverage at normal rates the Company shall (through its relevant scheme from time to time in place and subject to the respective terms and conditions thereof) during the Appointment pay the cost of membership at such normal rates for the Director of:

5.3.1 the Company's death in service and permanent health insurance scheme subject in each case to the rules of the respective schemes; and

5.3.2 the Company's medical plan with the British United Provident Association (BUPA) or such other reputable medical expenses insurance scheme as shall be notified by the Company to the Director subject in each case to the rules of the respective schemes.

6.       EXPENSES

         THE Company shall reimburse the Director all reasonable hotel and other expenses wholly necessarily and exclusively incurred by him in or about the performance of his duties hereunder, the Director providing to the Company such vouchers or other evidence of actual payment of such expenses as the Company may reasonably require.

7.       MOTOR CAR

7.1 THE Director shall be responsible for providing at his own cost and expense an appropriate car for use by him for business purposes (in addition to use by him of the said car for private purposes) and for paying all insurance premiums maintenance and repair expenses and other standing and running expenses except for the costs of petrol and oil which costs shall be paid by the Company.

7.2 For the purposes of this Clause "an appropriate car" shall be construed as a car of a cost and standard not less than a Ford Granada not more than three years old and of a type otherwise suitable for use by the Director in connection with the Company's or the Group's business.

7.3 It is a term of the Director's employment hereunder that he be the holder at all times of a valid UK driving licence entitling him to drive motor cars.


8.       ILLNESS

8.1 IN case of Incapacity the Director shall continue to be paid his basic salary during such absence (such payment to be inclusive of any Statutory Sick Pay or social security benefits to which the Director may be entitled and for Statutory Sick Pay purposes the Director's qualifying days shall be Monday to Friday) and commission shall continue to accrue in accordance with clause 4.3 and the First Schedule provided that if such absences shall aggregate in all thirteen weeks in any fifty two consecutive weeks the Company may forthwith by notice in writing to the Director given on a date not more than twenty eight days after the end of the last of such thirteen weeks:

8.1.1 discontinue payment in whole or in pat of the said salary and accrual of the commission on and from such date as may be specified in the notice until the Incapacity shall cease or

8.1.2 (whether or not payment of the said salary and accrual of the said commission shall already have been discontinued as aforesaid) determine this Agreement forthwith or on such date as may be specified in the notice.

8.2 If in the case of Incapacity the same shall be or appear to be occasioned by actionable negligence of a third party in respect of which damages are or may be recoverable the Director shall immediately notify the Board of that fact and of any claim compromise settlement or judgment made or awarded in connection with it and shall give the Board all particulars the Board may reasonably require and shall if required by the Board refund to the Company that part of any damages recovered relating to loss of earnings for the period of the Incapacity as the Board may reasonably determine provided that the amount to be refunded shall not exceed the amount of damages or compensation recovered by him less any costs borne by the Director in connection with the recovery of such damages or compensation and shall not exceed the total remuneration paid to him by way of salary and commission in respect of the period of Incapacity.

         Subject as herein provided the said salary shall notwithstanding the Incapacity continue to be paid to the Director in accordance with Clause 4 hereof and the said commission shall continue to accrue in respect of the service of the Director in respect of the period of Incapacity prior to the date of effective discontinuance or determination as herein provided.

8.3 Except as expressly provided by this Clause the Director shall not be entitled to any salary or commission in respect of any period during which he shall fail or be unable from any cause to perform all or any of his duties hereunder without prejudice to any right of action accruing or accrued to either party in respect of any breach of this Agreement.

8.4 The Director shall submit himself to a medical examination at the reasonable request and expense of the Board at any time during the continuation of the Appointment and whether or not the Director is or has been absent by reason of Incapacity.

9.       HOLIDAYS

         THE Director shall (in addition to the usual public and bank holidays) be entitled to twenty five weekdays paid holiday in each calendar year to be taken at such time or times as the Board shall consider most convenient having regard to the business of the Company and the Group. The Director may not without the consent of the Board carry forward any unused part of his holiday entitlement to a subsequent calendar year. The Director's holiday entitlement accrues pro rata over the course of the calendar year.

10.      INVENTIONS

10.1 THE parties foresee that the Director may make discover or create Intellectual Property in the course of the Appointment and agree that in this respect the Director has a special obligation to further the interests of the Company.

10.2 Subject to the provisions of the Patents Act 1977 and the Copyright, Designs and Patents Act 1988 if at any time during the Appointment the Director makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business for the time being carried on by the Company or any member of the Group full details of the Intellectual Property shall immediately be communicated by him to the Company and shall be the absolute property of the Company. At the request and expense of the Company the Director shall give and supply all such information data drawings and assistance as may be requisite to enable the Company to exploit the Intellectual Property to the best advantage and shall execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

10.3 The Director irrevocably appoints the Company to be his attorney in the name and on his behalf to sign execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of his Clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this Clause shall be conclusive evidence that such is the case.

10.4 The Director hereby waives all "Moral Rights" as defined in the Copyright, Design and Patents Act 1988 in respect of any acts of the Company or any acts of third parties done with the Company's authority in relation to the property which is the property of the Company by virtue of clause 10.2.

10.5 Rights and obligations under this Clause shall continue in force after termination of this agreement in respect of Intellectual Property made during the Appointment and shall be binding upon the Director's personal representatives.

11.      CONFIDENTIALITY

         THE Director is aware that in the course of the Appointment he may have access to and be entrusted with information in respect of the business and financing of the Company and the Group and its and their respective dealings, transactions and affairs all of which information is or may be confidential. Without prejudice to the Director's legal duties in respect thereof the Director shall not (except in the proper course of his duties hereunder) either during or after the period of the Appointment divulge to any person or persons whatsoever, or otherwise make use of, and shall use his best endeavours to prevent the publication or disclosure of, any trade secret or manufacturing process or any confidential information concerning the business or finances of the Company or the Group or any of its or their respective dealings transactions or affairs or those of any of its or their respective suppliers, agents, distributors or customers. All notes and memoranda of such trade secrets or confidential information made or received by the Director during the course of the Appointment shall be the property of the Company and shall be surrendered by the Director to someone duly authorised in that behalf at the termination of the Appointment or at the request of the Board at any time during the course of the Appointment.

12.      LOCATION

12.1 THE normal place of work of the Director shall be at Hanover House Station Approach Cheam but the Company may at any time change the location of the Director's normal place of work to anywhere else in the United Kingdom either in Central London or South or West of Central London.

12.2 The Director may be required to travel on business of the Company anywhere in the world but shall not be required to reside outside the United Kingdom.

13.      SUMMARY TERMINATION

13.1 THE Appointment may be terminated by the Company without notice or payment in lieu of notice:

13.1.1 if the Director shall commit any serious or persistent breach of any of the provisions herein contained; or

13.1.2 if the Director shall be guilty of any material default misconduct or neglect in the discharge of his duties or in connection with or affecting the business of the Company or the Group; or

13.1.3 in the event of any breach of non-observance by the Director of any of the stipulations herein contained which is materially detrimental to the Company's interest and which (if capable of remedy) is not remedied within thirty days' notice in writing to the Director specifying the breach complained of an requiring remedy; or

13.1.4 if the Director becomes bankrupt of makes any composition or enters into any deed of arrangement with his creditors; or

13.1.5 if the Director is convicted of any arrestable criminal offence (other than an offence under the road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed and which does not result in the loss or withdrawal or suspension for a period in excess of three months of the Director's driving licence); or

13.1.6 if the Director shall become of unsound mind or become a patient under the Mental Health Act 1983; or

13.1.7 if the Director is convicted of an offence under the Companies Securities (Insider Dealing) Act 1985; or

13.1.8 if the Director shall at any time and for any reason cease to be the holder of a valid UK driving licence or the Director's licence shall be withdrawn or his right to drive thereunder suspended for a period in excess of three months and the Board shall in its sole discretion determine that the business of the Company or the Group or the ability of the Director to perform his services hereunder is materially adversely affected as a result thereof; or

13.1.9 if the Director shall be disqualified from acting as a director by reason of any provision of the Companies Act 1985 or otherwise.

13.2 If the Director shall cease to be a Director of the Company this Agreement shall thereupon automatically determine but if such cessation shall be caused by any act or omission of either party without the consent concurrence or complicity of the other such act or omission shall be deemed a breach of this Agreement and determination hereunder shall be without prejudice to any claim for damages in respect of such breach.

13.3 Upon the termination of this Agreement for whatsoever reason the Director shall deliver up to the Company all written information (whether or not written by such Director) of any sort pertaining or relating to the customers and business of the Company or any company in the Group and all other property of the Company or the Group in his possession.

13.4 Any termination of this Agreement shall be without prejudice to any rights of either of the parties against the other which may have accrued up to the date of such termination.

14.      RESIGNATION FORM DIRECTORSHIPS

         UPON termination by whatever means of this Agreement or the
Appointment:

14.1 The Director shall at the request of the Company immediately resign from office as a director of the Company and of any other Member of the Group without claim for compensation and in the event of his failure so to do the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignation or resignations to the Company and such other Members of the Group.

14.2 The Director shall not without the consent of the Company at any time thereafter represent himself still to be connected with the Company or any other Member of the Group.

15.      RECONSTRUCTION OR AMALGAMATION

         IF the Appointment shall be terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Director shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions not less favourable than the terms of this Agreement then the Director shall have no claim against the Company in respect of the termination of the Appointment by reason of such liquidation.

16.      NON-SOLICITATION - COMPANY CLIENTS

         THE Director HEREBY COVENANTS with the Company that he will not (without the prior consent of the Company in writing under the hand of a Director) within one year after the termination (howsoever caused or arising) of the Appointment in connection with the carrying on of any business similar to the business of the Company as carried on during the period of this Agreement on his own behalf or on behalf of any person, firm or company and whether directly or indirectly:

16.1 seek to procure orders from or to do business with any person, firm or company who has at any time during the twelve months immediately preceding such termination done business with the Company and with whom in the course of the Appointment the Director shall have had dealings; or

16.2 offer employment to or procure employment for any person who has at any time during the twelve months immediately preceding such termination been employed by the Company or any Member of the Group (whether or not such person would commit any breach of his contract of employment with the Company or such Member of the Group by reason of his leaving service).

         Provided always that nothing contained in this Clause shall prohibit the seeking or procuring of orders or the doing of business not relating or similar to the business or businesses aforesaid or any of them.

17.      NON-SOLICITATION - GROUP CLIENTS

         THE Director HEREBY COVENANTS with the Company in identical terms to Clause 16 hereof save that the reference to a client or customer shall refer only to a person who is or was during the period specified therein a client or customer of any other Member of the Group and with whom in the course of the Appointment the Director shall have had dealings.

18.      NON-COMPETITION

         THE Director HEREBY COVENANTS with the Company that he will not in the United Kingdom within one year after termination of the Appointment (howsoever caused or arising) without such consent as is specified in Clause 16 hereof either alone or jointly with or as manger or agent consultant or employee for any person firm or company and whether directly or indirectly carry on or be engaged in any business similar to the business or businesses carried on by the Company (or (as a separate and independent covenant) any other Member of the Group to whom the Director has provided services hereunder at any time within the period of twelve months prior to such date of termination) at the date of termination of the Appointment.

19.      AMBIT OF RESTRICTIONS

         The restrictions contained in Clauses 16, 17 and 18 are considered reasonable by the parties but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restriction shall apply with such modifications as may be necessary to make it valid and effective.

20.      NOTICES

         ANY notice given under this Agreement shall be in writing and shall be deemed well served if it is sent by first class mail addressed in the case of notice to the Director to him at the address shown in this Agreement or to such other address as he may from time to time notify to the Company (in accordance with the provisions of this Clause) for the giving of notices or in the case of a notice to the Company to its registered office for the time being and in the case of service by post every notice so given shall be deemed to have been served forty eight hours after the time of posting.

21.      PRIOR AGREEMENTS

         THIS Agreement shall take effect in substitution with effect from the Effective Date for all previous agreements and arrangements whether written oral or implied between the Company and the Director relating to the service of the Director all of which agreements and arrangements shall be deemed to have been terminated by mutual consent with effect from the Effective Date.

22.      PARTICULARS OF EMPLOYMENT

         THE Appointment shall also be subject to the terms set out in the Second Schedule paragraph 2 of which is added in accordance with the requirements of Section 1 of the Act.

23.      MISCELLANEOUS

23.1 THE invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

23.2 The determination of this Agreement howsoever arising shall not affect such of the provisions hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

23.3 The Director shall during the continuance of this Agreement account to the Company for any remuneration received by him as a director or other officer of or shareholder in any company promoted by the Company or any Member of the Group.

23.4 The Director warrants that he will not by virtue of entering into or performing this Agreement be in breach of any express or implied terms of any contract or other obligation binding upon him.

23.5 The Director and the Company confirm and agree that any outstanding offer or commitments by the Company to grant options to the Director are hereby withdrawn and of no further effect.

IT WITNESS where these presents have been executed and delivered as a Deed the day and year first above written.

NOTE: MR. WINN AND DST INTERNATIONAL LIMITED ("DSTI") HAVE AGREED THAT SECTIONS
4.3.1 AND 4.3.2 OF THE AGREEMENT AND THIS FIRST SCHEDULE DO NOT APPLY TO MR. WINN'S COMPENSATION. DSTI HAS PAID MR. WINN ANNUAL BONUSES AS DESCRIBED IN THE DST SYSTEMS, INC. PROXY STATEMENT DATED MARCH 30, 2000.

                               THE FIRST SCHEDULE

                                   COMMISSION

(A) The Company shall during the continuation of the Appointment pay to the Director in respect of each financial year or part thereof during which he shall be employed by the Company a commission which shall accrue be calculated and be paid as provided in this Schedule.

(B) For the purposes of this Schedule:

         (1) references to a financial year are to a financial year of the Company commencing on 1st January and ending on 31st December; each financial year shall be divided into four quarters ("financial quarters") ending on respectively 31st March 30th June 30th September and 31st December in each year.

         (2) "the Profits" shall mean the profits of the Company as shown in the audited profit and loss account of the Company or (if the Company has any subsidiaries) the audited consolidated profit and loss account of the Company and all subsidiaries from time to time for the financial period in question computed on recognised accounting principles applied on a consistent basis from year to year with the following adjustments unless already taken into account in such profit and loss account:

                  (i) after deducting all expenses of working and management and directors' fees and remuneration (other than commission under (iv) below) depreciation as charged in the accounts interest on borrowed monies and any revenue expenses charged directly against reserves;

                  (ii) after excluding any profits of gains arising from any disposal of property or other fixed assets (whether or not such profits or gains are treated in the said accounts as items of an extraordinary or exceptional nature) or otherwise of a capital nature but including (for the avoidance of doubt) any profits or gains or losses arising from any disposal of computer hardware forming part of the trading stock from time to time of the Company or the relevant Subsidiary;

                  (iii) before deducting any taxation on profits ("Taxation", which shall include corporation tax and any similar or additional or substituted tax)

                  (iv) before deducting the commission payable to the Director hereunder but after deducting any commission payable by reference to the profits of the Company (or the Company and its subsidiaries from time to time) payable to any other director or employee of the Company;

                  (v) before any extraordinary item but after any prior year adjustment to the profit and loss account or (as applicable) the consolidated profit and loss account;

                  (vi) after crediting interest received and after deducting Notional Interest; and

                  (vii) after making such other adjustments (if any) as the Auditors shall consider fair and reasonable.

         (3) "The Distributable Profits" shall mean an amount calculated by deducting from the amount of the Profits in respect of a particular financial period an amount (the "Margin Amount") equivalent to four per cent (4%) of the turnover of the Company for such financial period.

         (4)      "The Reduced Rate" means subject as referred to in paragraph
                  (I) below three and three quarters per cent (3-3/4%).

         (5) "The Full Rate" means subject as referred to in paragraph (I) below ten percent (10%).

         (6) For the purposes of this Schedule the Excluded Reasons comprise:

                  (i)      death of the Director;

                  (ii)     Incapacity of the Director; or

                  (iii) wrongful or constructive dismissal of the Director.

         (7)      (i)      "Notional Interest" shall mean the amount by
                           which an investment of the "Notional Reserve" would have increased over the Relevant Period if it had been invested in N M Rothschild's Old Court Reserve
                           Sterling Fund (the "Fund") on the first working day of the financial year provided that if at any time the Fund shall cease to be available there shall be substituted in the said calculations for the rate or rates of interest which would have been available during the Relevant Period in respect of the Fund such rate or rates of interest as the Auditors of the Company for the time being shall advise as would in their opinion have represented the rate or rates which would have been available in respect of the Fund had the same continued to be available.

(ii) "The Relevant Period" shall mean in respect of any part of the Notional Reserve which shall remain held by the Company throughout the whole of the financial year such period and in respect of any part of the Notional Reserve which shall be received by the Company at any time after the beginning of the financial year and/or be paid by the Company to any other person (whether to the Inland Revenue pursuant to sub-paragraphs (B)(8)(iii) or (iv) or to shareholders of the Company pursuant to sub-paragraphs (B)(8)(v), (vi) or (viii) or to loan stockholders pursuant to subparagraph (B)(8)(x)) at any time before the end of such financial year shall mean the relevant part of the financial year (accrued from day to today and calculated on the basis of a year of 365 days) and so that Notional Interest shall be calculated separately in relation to each part of the Notional Reserve (according to whether such part shall have been held by the Company during the whole or part only of a financial period) and such calculations aggregated.

         (8) "The Notional Reserve" shall mean the first working day of 1992, the cash sum of L1,329,258 and at each anniversary thereof shall mean the Notional Reserve of the preceding year:

                  (i) increased by the Notional Interest for the preceding year;

                  (ii)     increased by the Profits for the preceding year;

                  (iii) reduced by the amount of advance corporation tax payable in respect of the current year;

                  (iv) reduced by the amount of Taxation for the preceding year (the amount of such Taxation being calculated after allowing for any credit against the same in respect of such advance corporation tax to the extent such advance corporation tax shall have previously been deducted from the Notional Reserve);

                  (v) reduced by the net amount (net of advance corporation tax) of any dividends paid by the Company;

                  (vi) reduced by the amount of any payment made by the Company for the purchase of its own shares;

                  (vii) increased by the amount of any payments received by the Company on the exercise by any person of any option to subscribe for any shares of the Company;

                  (viii) reduced by any capital repayment or other distribution made to shareholders;

                  (ix) increased by any subscriptions for the allotment of shares or other capital receipts from shareholders;

                  (x) reduced by net amount (net of any income tax or advance corporation tax) of all interest payments made by the Company to holders of any unsecured loan stock of the Company which may be created and constituted.

                  For the avoidance of doubt the Notional Reserve:

                  (a) shall not be reduced by the amount of any losses of the Company or of the Company and its Subsidiaries but;

                  (b) shall include any unsecured loan stock of the Company which may at any time or from time to time be created and constituted by the Company and distributed to members of the Company full paid or credited as fully paid by way of application of any cash forming part of the said sum initially or subsequently constituting the Notional Reserve and referred to above.

(C)      The Director's entitlement to commission shall be as follows:

         (1) if he shall be employed by the Company at the end of the relevant financial year provided that notice shall not have been given on or before expiry of such financial year by either the Director or the Company to the other to terminate the Appointment (other than for an Excluded Reason) to commission of such amount as shall (but subject to the provisions of this Schedule) equal the Full Rate of the Distributable Profits:

         (2)      If:

                  (i) a notice shall have been given on or before expiry of such financial year to terminate the Appointment (other than for an Excluded Reason) or;

                  (ii) if the Appointment shall have been terminated (other than for an Excluded Reason) prior to expiry of such financial year to commission of such amount as shall (but subject to the provisions of this Schedule) equal the Reduced Rate of the Distributable Profits.

(D) If the Director shall be employed under the Agreement of which this Schedule forms part for part only of any financial year of the Company he (or his personal representatives where applicable) shall subject to the remaining provisions of this Schedule and the said Agreement be entitled to a rateable proportion of the commission he would have received if he had been employed for the whole of that year on the basis that the Director shall:

         (1)      if either:

                  (i) the circumstances referred to in paragraph (C)(1) shall apply or;

                  (ii) if the Appointment shall have terminated (or notice thereof shall have been given) for an Excluded Reason;

                  be entitled to a rateable proportion of commission at the Full Rate; or

         (2) if either of the circumstances referred to in paragraph (C)(2) shall apply be entitled to a rateable proportion of commission at the Reduced Rate.

(E) Where the Director (or, in the case of death, his personal representatives) shall be entitled to a rateable proportion (in accordance with paragraph (D)) of the commission at the Full Rate or the Reduced Rate (as applicable) which the Director would have received if he had been employed for the whole of the financial year during which the Appointment terminated such proportion shall be calculated on a time basis and the Director (or, where applicable, his personal representatives) shall be entitled to the same proportion of the commission at the Full Rate or the Reduced Rate (as applicable) which the number of days during which the Director shall have been employed by the Company during the relevant financial year bears to the number of days in such financial year.

(F) In calculating the amount of commission to which the Director shall be entitled in respect of a financial year there shall be deducted from such amount any amount determined to be deductible therefrom in accordance with paragraph (H).

(G) There shall be deducted from the amount of commission which shall be determined to be due to the Director or his personal representatives hereunder in respect of any financial year (adjusted if applicable by the deduction as referred to in paragraph (F)) an amount equal to the aggregate of:

         (1) the amount of any dividend paid in cash on the Option Shares during any financial year;

         (2)      the amount of any tax credit relating to such dividend; and

         (3) the amount of all payments on account of or by way of commission made to the Director during or in respect of a financial year.

(H) If the result of the calculation set out in paragraph (G) shall be a positive amount the Company shall pay the same to the Director (or, if applicable, his personal representatives) within one month after the making of the calculation referred to in paragraph (G); if the result of the calculation set out in paragraph (G) shall be a negative amount the same shall be carried forward and shall be deducted from any commission payments (if any) which would otherwise be or become due to the Director (or his personal representatives) in respect of the next succeeding financial year of the Company. For the avoidance of doubt any negative amount resulting from such calculation shall not be treated as a debt due from the Director to the Company and if no further commission shall be or become due to the Director (or his personal representatives) any such negative amount shall not have any further effect or significance.

(I)      (1) Upon each occasion on which the Director shall exercise any of the Director's options the Full Rate and the Reduced Rate shall be adjusted thereafter by deducting from the amount of the same from time to time (and as so adjusted from time to time) the result of the calculation

                  A X B
                  -----
                  C

                  where:

                  A represents the Full Rate or the Reduced Rate at its original numerical value of (respectively) 10 and 3.75.

                  B represents the number of Option Shares in respect of which the Director shall exercise the Director's Option on such occasion and

                  C        represents 162,000
                  and so that in this paragraph "The Director's Option" means the Option granted to the Director by the Company by a Deed of even date herewith to subscribe for up to an aggregate of 162,000 Ordinary Shares of 25p each of the Company (the "Option Shares") and if there shall be a sub-division or consolidation of the Ordinary Shares of the Company the numerical value of "C" shall be adjusted as the Auditors shall certify as in their opinion appropriate to take due account of such adjustment;

         (2) Accordingly the Director's entitlement to commission shall be treated as accruing from day to day during the relevant financial year at the Full Rate or the Reduced Rate (as applicable) but as adjusted from time to time during such financial year;

         (3) If in respect of any financial year commission on the Distributable Profits (calculated as referred to in this Schedule and subject to the deductions from the amount of commission referred to herein) calculated at ten per cent (10%) (if commission shall be due at the Full Rate) or at three and three quarters per cent (3.75%) (if commission shall be due at the Reduced Rate) (as applicable) shall exceed the aggregate of:

                  (a)      the net amount of dividends paid on the Option
                           Shares; and

                  (b)      the tax credit on such dividends; and

                  (c)      the amount of all payments on account

                  any balance in respect of such financial year shall be due (and shall be paid) to the Director by the Company.

(J) The Company shall make payments on account to the Director within one month of the end of each financial quarter as follows:

         (1) within one month of 31st March of such amount as shall represent A as determined by the calculation:
                  0.0375 (P-0.04T) = A;

         (2) within one month of 30th June of such amount as shall represent B as determined by the calculation:
                  0.0375 (P-0.04T) - A = B; and

         (3) within one month of 30th September of such amount as shall represent C as determined by the calculation:
                  0.0375 (P-0.04T) - A - B = C;

         Where:

         P represents the Profits for the relevant financial quarter half year or three quarters respectively (calculated as referred to in paragraph (B) of this schedule but for the purpose of this paragraph (K) only as shown by the management accounts for the relevant financial period) and

         T represents the turnover of the Company for the relevant financial quarter half year or three quarters respectively (as shown by the management accounts for the relevant financial period).

(K) In the event of any dispute or disagreement between the Director and the Company as to any of the calculations referred to in this schedule the same shall be determined by the Auditors of the Company for the time being (or, if they shall be unable or unwilling to act, by an independent Chartered Accountant to be appointed at the instance of either Company or the Director by the President for the time being of the Institute of Chartered Accountants in England and Wales and so that references herein to "the Auditors" shall include also reference to such independent Chartered Accountant) who shall act as experts and not as arbitrators (and so that the Arbitration Acts 1950 to 1979 shall not apply thereto) and their decision shall in the absence of manifest error be final and binding on the Company and the Director.

                               THE SECOND SCHEDULE

1.       Amplification of terms of employment:

         (a)      Name of Company           :                 Clarke & Tilley
                                                              Limited

                  Address of Company        :                 Hanover House
                                                              Station Approach
                                                              Cheam
                                                              Surrey SM2 7AU

         (b)      Name of Director          :                 Michael Winn

                  Address of Director       :                 Rosemary Cottage
                                                              Northchurch
                                                              Berkhamsted
                                                              Hertfordshire HP4
                                                              3QS

         (c)      Date of Commencement
                  of Employment with the

                  Company hereunder         :                 1st February 1992

         Any period of employment with a previous employer does not count as part of the Director's continuous period of employment with the Company.

2. In accordance with section 1(3) of the Act the following terms of the Director's employment apply on the date of the Agreement to which this is a Schedule:

         (a) Remuneration - see clause 4: L100,000 per annum and the first monthly instalment will be payable on 28th February 1992

         (b)      Hours of Work:  There are no fixed hours of work, see clause
                  3.

         (c) Holidays: The Director is entitled to twenty five weekdays holiday with pay - see clause 9 of the Agreement. The entitlement to holiday (and on termination of employment to holiday pay in lieu of holiday) accrues pro rata throughout each year of employment hereunder, during the first year (from the Effective Date) at the rate of two days per calendar month.

         (d) Sickness or injury: The Director is entitled to be paid during any period of absence from work during sickness or injury subject however to and in accordance with the provisions of clause 8 of the Agreement.

         (e)      Notice - see Clauses 2, 8 and 13 of the Agreement.

         (f)      The date when the Agreement expires:  indefinite period.

         (g) Job title: Deputy Managing Director. The Company reserves the right to alter the Director's job function and/or title in accordance with the provisions of the Agreement.

         (h) Pension: The Company is contracted out of the State Pension Scheme. There is a Company pension scheme and the Director will join this Scheme, see clause 5.

3. The following information is supplied pursuant to this Act and reflects the Company's current practice.

         (a) Disciplinary Rules. A copy of the Company's Disciplinary Rules and Regulations when formulated will be supplied to the Director. These rules may be altered or added to from time to time by the Company and details of such changes will be publicised on notice boards and/or supplied to the Director.

         (b) Grievance procedure. Any grievances of the Director are to be referred in writing to the Board, which will propose a solution within 21 days of the application by the Director.

         (c) Appeals procedure. None: the decision of the Board shall be final.

THE COMMON SEAL OF CLARKE &                 )
TILLEY LIMITED was affixed to this Deed     )        /s/ Thomas A. McDonnell
in the presence of:                         )

                           Director

                           Director/Secretary

SIGNED and DELIVERED AS A DEED              )
by the said MICHAEL WINN in the             )        /s/ J. Michael Winn
presence of:                                )